UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2024

Applied DNA Sciences, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-36745 (Commission File Number)	59-2262718 (IRS Employer Identification No.)

50 Health Sciences Drive

Stony Brook, New York 11790

(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:

631-240-8800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	APDN	The Nasdaq Stock Market

Item 1.01	Entry into a Material Definitive Agreement.

Registered Direct Offering and Concurrent Private Placement

On October 30, 2024, Applied DNA Sciences, Inc. (“Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional investors (each, a “Purchaser” and, collectively, the “Purchasers”), pursuant to which the Company agreed to issue and sell, (i) in a registered direct public offering (the “Registered Direct Offering”) of 19, 247,498 shares (“Shares”) of the Company’s common stock, par value $0.001 (“Common Stock”) and pre-funded warrants (“Pre-Funded Warrants”) to purchase up to 1,065,002 shares of Common Stock, and (ii) in a concurrent private placement (the “Private Placement”, and together with the Registered Direct Offering the “Offering”), unregistered Series C Common Stock Purchase Warrants (“Series C Warrants”) to purchase up to 20,312,500 shares of Common Stock and unregistered Series D Common Stock Purchase Warrants (“Series D Warrants”, and together with the Series C Warrants, the “Series Warrants”, and, together with the Pre-Funded Warrants and the Series C Warrants, the “Warrants”) to purchase up to 20,312,500 shares of Common Stock. The purchase price for each Share and accompany Series C Warrant and Series D Warrant was $0.32 and the purchase price for each Pre-Funded Warrant and accompanying Series C Warrant and Series D Warrant was $0.3199. Craig-Hallum Capital Group LLC (“Craig-Hallum” or the “Placement Agent”) acted as placement agent in connection with the Offering.

The Company expects to receive gross proceeds from the Offering, before deducting placement agent fees and other estimated offering expenses payable by the Company, of approximately $6.5 million.

The Offering is expected to close on or about October 31, 2024, subject to satisfaction of customary closing conditions.

The Offering of the Shares and the Pre-Funded Warrants (and the shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants) is being made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-272267), declared effective by the Securities and Exchange Commission (the “SEC” or the “Commission”) on June 6, 2023 and a prospectus supplement that the Company plans to file with the Commission relating to such securities.

Pursuant to the Purchase Agreement, if at any time after the Stockholder Approval Date the Company has not been in compliance with the Nasdaq minimum bid price for 30 consecutive trading days, then the Company shall effect the reverse stock split previously approved by the stockholders of the Company within 30 calendar days; provided that if within such 30 day period the Company regains compliance with the Nasdaq minimum bid requirement for 10 consecutive trading days, the Company shall have no obligation to effect a reverse split.

In connection with this Offering, each of the Company’s executive officers and directors have agreed, subject to certain exceptions set forth in the lock-up agreements, not to offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, encumber, assign, borrow or otherwise dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock, for a period commencing on the date of the lock-up agreement and ending 90 days from the date the Offering is completed, or establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of shares of Common Stock, or any securities convertible into or exercisable or exchangeable for shares of Common Stock, without the prior written consent of the Placement Agent.

Pursuant to that certain engagement letter, dated August 23, 2024, by and between the Company and the Placement Agent (the “Engagement Letter”), the Company has agreed to pay the Placement Agent a cash placement fee equal to 6.0% of the aggregate gross proceeds raised in the Offering from sales arranged for by the Placement Agent. Subject to certain conditions, the Company has also agreed to reimburse certain expenses of the Placement Agent in connection with the Offering, including but not limited to legal fees, up to a maximum of $100,000. The Company also agreed to issue to the Placement Agent, or its respective designees, Placement Agent Warrants (“Placement Agent Warrants”) to purchase up to 1,015,625 shares of Common Stock (which equals 5.0% of the number of shares of Common Stock and Pre-Funded Warrants being offered) with an exercise price per share of $0.32. The Placement Agent Warrants are exercisable upon the Stockholder Approval Date and will expire on October 30, 2029.

The Purchase Agreement contains customary representations, warranties and agreements by the Company and customary conditions to closing. The Company has agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), and liabilities arising from breaches of representations and warranties contained in the Purchase Agreement, or to contribute to payments that the Placement Agent may be required to make in respect of those liabilities. Under the Purchase Agreement, the Company has agreed not to enter into any agreement to issue or announce the issuance or proposed issuance of any Common Stock or Common Stock equivalents for a period of 60 days following the earlier of (i) the Stockholder Approval Date (as defined below) and (ii) one (1) year from the Closing Date (as defined in the Purchase Agreement). The Company has agreed not to effect any issuance of Common Stock or securities convertible into Common Stock involving a Variable Rate Transaction (as defined in the Purchase Agreement), for a period of 60 days following the earlier of (i) the Stockholder Approval Date and (ii) one (1) year from the Closing Date.

The Pre-Funded Warrants have an exercise price of $0.0001 per share and are immediately exercisable and can be exercised at any time after their original issuance until such Pre-Funded Warrants are exercised in full. Each Share is being sold at an offering price of $0.32 and each Pre-Funded Warrant is being sold at an offering price of $0.3199 (equal to the purchase price per Share minus the exercise price of the Pre-Funded Warrant).

Purusant to the Purchase Agreement, the Company also agreed to issue to the Purchasers, in a concurrent private placement, the Series Warrants. The exercisability of the Series Warrants will be available only upon receipt of such stockholder approval (the “Warrant Stockholder Approval”) as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC.

Each Series C Warrant will have an exercise price of $0.32 per share of Common Stock, will become exercisable upon the first trading day (the “Stockholder Approval Date”) following the Company’s notice to warrantholders of Warrant Stockholder Approval, and will expire on the five-year anniversary of the Stockholder Approval Date. Each Series D Warrant will have an exercise price of $0.32 per share of Common Stock, will become exercisable upon the Stockholder Approval Date, and will expire on the 18-month anniversary of the Stockholder Approval Date.

The Company has agreed to hold a special meeting of stockholders to obtain the Warrant Stockholder Approval no later than 90 days after the closing of the Offering (the “Special Meeting”). If the Company does not obtain Warrant Stockholder Approval at the first meeting, the Company is obligated to call a meeting every ninety days thereafter to seek Warrant Stockholder Approval until the earlier of the date on which Warrant Stockholder Approval is obtained or the Series C Warrants and Series D Warrants are no longer outstanding. The Company has agreed to file a preliminary proxy statement with respect to obtaining Warrant Stockholder Approval at the Special Meeting within 20 days following the closing date of the Purchase Agreement.

Under the alternate cashless exercise option of the Series D Warrants, the holder of a Series D Warrant, has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Series D Warrant and (y) 1.0. In addition, the Series D Warrants will include a provision that resets their exercise price in the event of a reverse split of our common stock, to a price equal to the lesser of (i) the then exercise price and (ii) lowest volume weighted average price (VWAP) during the period commencing five trading days immediately preceding and the five trading days commencing on the date we effect a reverse stock split in the future with a proportionate adjustment to the number of shares underlying the Series D Warrants, subject to a floor of $0.0634.

The Series Warrants and the shares of Common Stock issuable upon the exercise of the Series Warrants are not registered under the Securities Act. The Series Warrants and the shares of Common Stock issuable upon exercise thereof will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder, for transactions not involving a public offering. Pursuant to the Purchase Agreement, within 20 calendar days from the date of the Purchase Agreement, the Company agreed to file a registration statement on Form S-1 providing for the resale by the Purchasers of the Shares issuable upon exercise of the Series Warrants. The Company agreed to use commercially reasonable efforts to cause such registration statement to become effective within 50 calendar days following the closing date of the Purchase Agreement (or 90 calendar days following the closing date of the Purchase Agreement in the event that the Commission requires the Company to include its audited year-end financial statements for the fiscal year ended September 30, 2024 in such registration statement) and to keep such registration statement effective at all times until no Purchaser owns any Series Warrants or Shares issuable upon exercise thereof.

In the event of any fundamental transaction, as described in the Series Warrants and generally including any merger with or into another entity, sale of all or substantially all of the Company’s assets, tender offer or exchange offer, reclassification of the shares of Common Stock, or the acquisition of greater than 50% of the Company’s then outstanding shares of common stock by a person or persons, subject to certain exceptions, then upon any subsequent exercise of a Series Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation of the Company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Series Warrant is exercisable immediately prior to such event. Notwithstanding the foregoing, in the event of a fundamental transaction, the holders of the Series Warrants have the right to require the Company or a successor entity to purchase the Series Warrants for cash in the amount of the Black Scholes Value (as defined in the Series Warrants) of the unexercised portion of the Series Warrants concurrently with or within 30 days following the consummation of a fundamental transaction. However, in the event of a fundamental transaction which is not in the Company’s control or in which the consideration payable consists of equity securities of a successor entity that is quoted or listed on a nationally recognized securities exchange, the holders of the Series Warrants will only be entitled to receive from the Company or its successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the Series Warrants that is being offered and paid to the holders of Common Stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of Common Stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

The foregoing descriptions of the terms and conditions of the Purchase Agreement and the forms of the Pre-Funded Warrant, Series C Warrant, Series D Warrant and Placement Agent Warrant are qualified in their entirety by reference to the full text of such documents, which are attached to this Current Report on Form 8-K as Exhibits 10.1, 4.1, 4.2, 4.3 and 4,4, respectively, and are incorporated herein by reference in their entirety.

The Company notes that the representations, warranties and covenants made by the Company in any agreement that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements. In addition, the assertions embodied in any representations, warranties and covenants contained in such agreements may be subject to qualifications with respect to knowledge and materiality different from those applicable to security holders generally. Moreover, such representations, warranties or covenants were accurate only as of the date when made, except where expressly stated otherwise. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of the Company’s affairs at any time.

The statements made by the Company in this report may be “forward-looking” in nature within the meaning of Section 27A of the Securities Act, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Forward-looking statements describe the Company’s future plans, projections, strategies, and expectations, and are based on assumptions and involve a number of risks and uncertainties, many of which are beyond the control of the Company. Actual results could differ materially from those from those projected due to its history of net losses, limited financial resources, the substantial doubt about its ability to continue as a going concern, Applied DNA's ability to satisfy customary closing conditions for the offering, its unknown ability to satisfy all Nasdaq listing requirements, the unknown future demand for its biotherapeutics products and services, its unknown ability to procure additional financing to build incremental GMP manufacturing facility, the unknown amount of revenues and profits that will result from its Linea IVT and or Linea DNA platforms, limited market acceptance for its supply chain security products and services, the declining demand for Applied DNA's COVID-19 testing services, the fact that there has never been a commercial drug product utilizing PCR-produced DNA technology and/or the Linea IVT platform approved for therapeutic use, the risk that the offering described herein may not close, and various other factors detailed from time to time in the Company’s SEC reports and filings, including its Annual Report on Form 10-K filed on December 7, 2023, as amended, and other reports it files with the SEC, which are available at www.sec.gov. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events, or circumstances after the date hereof or to reflect the occurrence of unanticipated events, unless otherwise required by law.

An opinion of McDermott Will & Emery LLP regarding the validity of the Shares, the Pre-Funded Warrants and shares of common stock underlying the Pre-Funded Warrants being issued and sold in the Offering by the Company is filed as Exhibit 5.1.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, and these securities cannot be sold in any state or jurisdiction in which this offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction. Any offer will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement.

Amendment to Series A Warrants

On October 30, 2024, the Company entered into amendments to certain outstanding Series A common stock purchase warrants (“Series A Warrants”) to purchase shares of the Company’s Common Stock with certain holders (the “Series A Holders”) of an aggregate of 9,130,087 Series A Warrants (the “Warrant Amendments”).

The Warrant Amendments amended the Series A Warrants to:

•	Revise the Subsequent Equity Sales mechanism in Section 3(i) of the Series A Warrant such that the Floor Price (as defined in the Warrant Amendment) shall not be lower than $0.20; and

•	Revise the definition of “Material Subsidiary” in Section 3(d) of the Series A Warrants to clarify that Applied DNA Clinical Labs LLC is not a Material Subsidiary.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the form of the Warrant Amendment, a copy of which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Waiver of Standstill in Placement Agency Agreement

As previously disclosed in its current report on Form 8-K filed on May 29, 2024, the Company closed on such date a public offering (the “May 2024 Offering”) of common stock and warrants, including Series A Warrants, with Craig-Hallum and Laidlaw & Company (UK) Ltd. (“Laidlaw”) as placement agents. As part of the May 2024 Offering, the Company entered into a Placement Agency Agreement, dated May 28, 2024, with Craig-Hallum and Laidlaw (the “Placement Agency Agreement”).

The Placement Agency Agreement contains a negative covenant which restricts the Company’s ability to enter into certain equity sales of its securities for a period of time after the closing of the May 2024 Offering without the prior consent of Craig-Hallum (the “Negative Covenant”).

On October 29, 2024, the Company, Craig-Hallum Offering entered into a waiver (the “Waiver of Negative Covenant”) of the Negative Covenant.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Waiver of Negative Covenant, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K in relation to the Series Warrants and the shares of common stock underlying such warrants is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On October 30, 2024, the Company issued a press release announcing the Offering, as described above in Item 1.01 of this Current Report on Form 8-K. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 7.01 by reference. This information is not deemed to be “filed” for the purposes of Section 18 of the Exchange Act and is not incorporated by reference into any Securities Act registration statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

4.1	Form of Pre-Funded Warrant.
4.2	Form of Series C Common Stock Purchase Warrant
4.3	Form of Series D Common Stock Purchase Warrant
4.4	Form of Placement Agent Warrant
5.1	Opinion McDermott Will & Emery LLP.
10.1	Form of Securities Purchase Agreement, dated October 30, 2024, by and between Applied DNA Sciences, Inc. and the parties thereto.
10.2	Form of Warrant Amendment
10.3	Waiver of Negative Covenant
99.1	Press Release dated October 30, 2024.
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 30, 2024	APPLIED DNA SCIENCES, INC.

	By:	/s/ James A. Hayward
	Name:	James A. Hayward
	Title:	Chief Executive Officer